UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 15, 2015, the Company announced that its wholly owned subsidiary Molina Healthcare of Michigan, Inc. has entered into a definitive agreement to acquire certain assets of the Medicaid and MIChild businesses of HealthPlus of Michigan, Inc. and its subsidiary, HealthPlus Partners, Inc. As part of the transaction, Molina Healthcare of Michigan will assume HealthPlus Partners’ Medicaid contract and HealthPlus of Michigan’s MIChild contract, as well as certain provider agreements. Subject to regulatory approvals and the satisfaction of customary closing conditions, the closing of the transaction is expected to occur during the third quarter of 2015. The full text of the press release is included as Exhibit 99.1 to this report.

Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (d)    Exhibits:

Exhibit
No.	Description

99.1

Joint press release of Molina Healthcare, Inc. and HealthPlus of Michigan, Inc., issued May 15, 2015, regarding the definitive agreement to acquire certain assets of the Medicaid and MIChild businesses of HealthPlus Partners, Inc. and HealthPlus of Michigan, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	May 15, 2015	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1

Joint press release of Molina Healthcare, Inc. and HealthPlus of Michigan, Inc., issued May 15, 2015, regarding the definitive agreement to acquire certain assets of the Medicaid and MIChild businesses of HealthPlus Partners, Inc. and HealthPlus of Michigan, Inc.